Exhibit 99.1
News Release

FOR RELEASE:		INVESTOR CONTACT:
Date	April 14, 2016	Gerry Gould, VP-Investor Relations
Time	4:00pm	781 356-9402
gerry.gould@haemonetics.com

MEDIA CONTACT:
Sandra Jesse, Chief Legal Officer
781 356-9253
sandra.jesse@haemonetics.com

Haemonetics Announces CFO’s Retirement

Braintree, MA, April 14, 2016 - Haemonetics Corporation (NYSE: HAE) announced today that Christopher Lindop, Chief Financial Officer and Executive Vice President, Business Development has announced his retirement from Haemonetics Corporation effective May 27, 2016. The Company announced it will immediately begin a search for Mr. Lindop’s successor.

Mr. Lindop joined the Company in 2007 and has led the Company's finance, investor relations and business development activities.

"Chris has made significant contributions to our global business and we wish him the best on his well-deserved retirement," said Ron Gelbman, Interim CEO.

About Haemonetics

Haemonetics (NYSE: HAE) is a global healthcare company dedicated to providing innovative blood management solutions for our customers. Together, our devices and consumables, information technology platforms, and consulting services deliver a suite of business solutions to help our customers improve patient care and reduce the cost of healthcare for blood collectors, hospitals, and patients around the world. Our technologies address important medical markets: blood and plasma component collection, the surgical suite, and hospital transfusion services. To learn more about Haemonetics, visit our web site at www.haemonetics.com.

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